EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Virtus Equity Trust
File Number: 811-945
Registrant CIK Number: 0000034273

Sub-Item 77Q3


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2,74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:


72DD1/72DD2-
Series   2 - Class A  $273, Class C $0, Class I $212
Series   4 - Class A  $381, Class C $8, Class I $16
Series   6 - Class A  $303, Class B $0, Class C $0, Class I $38
Series   8 - Class A  $2,721, Class B $9, Class C $14
Series   9 - Class A, Class B, Class C and Class I is zero.
Series 10 - Class A  $914, Class C $31, Class I $1,722
Series 12 - Class A  $252, Class C $0, Class I $147
Series 14 - Class A $29, Class C $0 and Class I $267
Series 15 - Class A, Class B, Class C and Class I is zero
Series 16 - Class A  $8,804, Class B $23, Class C $338
Series 18 - Class A, Class C and Class I is zero.

73A1/73A2-
Series   2 - Class A  $0.0250, Class C $0, Class I $0.0850
Series   4 - Class A  $0.0940, Class C $0.0230, Class I $0.1190
Series   6 - Class A  $0.0630, Class B $0, Class C $0,
 Class I $0.1040
Series   8 - Class A  $0.1320, Class B $0.0650, Class C $0.0630
Series   9 - Class A, Class B, Class C and Class I is zero
Series 10 - Class A  $0.1070, Class C $0.0180, Class I $0.1370
Series 12 - Class A $0.0430, Class C $0, Class I $0.0650 Series 14 - Class A $0.0150, Class C $0 and Class I $0.0470. Series 15 - Class A, Class B, Class C and Class I is zero Series 16 - Class A $0.2160, Class B $0.1140, Class C $0.1140
Series 18 - Class A, Class C and Class I is zero

74U1/74U2-
Series   2 - Class A 9,952, Class C 2,221, Class I 2,620
Series   4 - Class A 3,805, Class C 301, Class I 130
Series   6 - Class A 4,459, Class B 167, Class C 1,523, Class I 344
Series   8 - Class A 20,055, Class B 122, Class C 247
Series   9 - Class A 4,525, Class B 100, Class C 324, Class I 104
Series 10 - Class A 9,149, Class C 1,725, Class I 15,138
Series 12 - Class A 5,976, Class C 602, Class I 748
Series 14 - Class A 3,854, Class B $0, Class C $844
 and Class I 6,883
Series 15 - Class A 40,741, Class B 533, Class C 774, Class I 464
Series 16 - Class A 39,265, Class B 164, Class C 2,814
Series 18 - Class A 60, Class C 14, Class I 80

74V1/74V2-
Series   2 - Class A $26.21, Class C $25.34, Class I $26.25
Series   4 - Class A $10.76, Class C $10.60, Class I $10.76
Series   6 - Class A $17.93, Class B $17.08, Class C $17.05,
 Class I $17.91
Series   8 - Class A $9.47, Class B $9.56, Class C $9.65
Series   9 - Class A $17.44, Class B $14.97, Class C $14.97,
 Class I $17.65
Series 10 - Class A $13.22, Class C $13.20, Class I $13.23 Series 12 - Class A $12.95, Class C $12.44, Class I $12.96 Series 14 - Class A $20.07, Class C $18.38, Class I $20.65 Series 15 - Class A $10.05, Class B $8.66, Class C $8.66,
 Class I 10.21
Series 16 - Class A $14.58, Class B $14.51, Class C $14.50 Series 18 - Class A $15.80, Class C $15.50, Class I $15.84